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                                                                  CONFORMED COPY
                                                                    EXHIBIT 23.2



          CONSENT OF EMENS, KEGLER, BROWN, HILL & RITTER CO., L.P.A.



                               December 31, 1996

Dear Ladies and Gentlemen:


          We hereby consent to the incorporation by reference into this Amendment No. 3 to the Synetic, Inc. Registration Statement on Form S-3 (File No. 333-18771) filed with the Securities and Exchange Commission, of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996. We also consent to all references to our firm included in this Amendment No. 3 to Registration Statement.

Columbus, Ohio


December 31, 1996
                                         Very truly yours,

                                         EMENS, KEGLER, BROWN,
                                         HILL & RITTER CO., L.P.A.


                                         By:  /s/ Jack A. Bjerke
                                            -----------------------------
                                           Jack A. Bjerke, Vice President